                                                                    EXHIBIT 11.1

                    DEVELOPERS DIVERSIFIED REALTY CORPORATION
                               Earnings per Share
                   For the Three Month Periods Ended March 31,

                                            1996                        1995
                                       --------------              --------------
Primary - per APB - 15,
     Interpretation 102

Dividends declared per weighted
     average share outstanding
     (19,704,565 shares)               $         0.66

Dividends declared per weighted
     average share outstanding
     (18,253,177 shares)                                           $         0.56

Undistributed loss per share:
     ($5,285,783) divided by
     19,704,565 shares                          (0.27)
                                       --------------

     ($4,056,288) divided by
     18,253,177 shares                                                       (.22)
                                                                   --------------

Income per share                       $         0.39              $         0.34
                                       ==============              ==============

Undistributed loss:
     Income available to common
       shareholders per statement of
       operations                      $    7,665,911              $    6,180,660
     Dividends declared                   (12,951,694)                (10,236,948)
                                       --------------              --------------

                                       ($   5,285,783)             ($   4,056,288)
                                       ==============              ==============

NOTE: Common Stock Equivalents are antidilutive due to undistributed losses during the period.

     Fully diluted:
     Net Income available to common
       shareholders' /                     $7,665,911                  $6,180,660
     Weighted Average Number of            ----------   =  $0.39       ----------   = $0.34
     Shares and equivalents                19,848,552                  18,353,452



                                      -22-